Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1, Amendment No. 2 (Registration No. 333-172455) of Shiner International, Inc. of our report dated March 28, 2011 relating to the financial statements which appear in the 2010 Annual Report on Form 10-K.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland and Mohidin, LLP
Encino, California
May 4, 2011